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                                                                   EXHIBIT 10.12

                                ATC TOWER CORP.
                            12454 Old Galveston Road
                              Webster, Texas 77598
                                 (713) 486-7431

                                January 13, 1997


Max Bowen Enterprises
12450 Old Galveston Road
Webster, TX 77598
Attention:  Mr. Max Bowen

Dear Max:

       On October 16, 1996 a wholly-owned subsidiary of American Tower Corporation acquired by merger Prime Communication Sites Holding, L.L.C. ("Prime") and its subsidiary company Prime Communication Sites, L.L.C. ("Prime Sub"). Prime and Prime Sub collectively own approximately 154 towers including the tower sites, towers and related assets identified on Exhibit A attached hereto (the "Subject Assets").

       This letter is intended to serve as a binding letter agreement with respect to purchase by Max Bowen Enterprises (or an affiliate thereof) ("Buyer") of the Subject Assets from Prime and Prime Sub (collectively, "Seller") on the following terms, which terms will be incorporated into, and superseded by, the conveyance documents delivered at the closing including deeds, assignments of leasehold interests, a bill of sale, an assignment of contract rights and an assumption agreement:

       1. Closing; Purchase Price. The purchase will take place on Monday, March 31, 1997 at Buyer's offices. At the closing, Buyer will pay Seller the sum of $700,000 either in cash or as a reduction of the next maturing principal payment owing to Max Bowen Enterprises under the Promissory Note delivered in October 1994 from ATC Tower Corp. (formerly Bowen-Smith Corp.) to Max Bowen Enterprises.

       2. Assumed Liabilities. At the closing, Buyer will assume all obligations, liabilities and operating expenses relating to the Subject Assets including obligations under land leases and customer contracts and obligations for utility payments and ad valorem taxes; however, ad valorem taxes for the tax year in which the closing occurs shall be pro rated as of the closing date and the purchase price shall be reduced by the portion attributable to the period of time before the closing.

       3. Transfer Taxes. Buyer will be responsible for transfer, sales and use taxes (if any) arising from the transaction.

       4. DISCLAIMER OF WARRANTIES. SELLER WILL SELL THE SUBJECT ASSETS TO BUYER ON AN "AS IS" BASIS WITHOUT WARRANTY OF ANY KIND (ALL OF WHICH SHALL BE DISCLAIMED IN THE CONVEYANCE INSTRUMENTS) EXCEPT THAT SELLER WILL WARRANT THAT THE SUBJECT ASSETS WILL BE FREE AND CLEAR OF LIENS CREATED BY, THROUGH OR UNDER SELLER AFTER OCTOBER 16, 1996.
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Mr. Max Bowen
January 13, 1997
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       5.      Interim Period.  If any of the Subject Assets are affected by any casualty loss during the period from the Effective Date (defined below) to the closing date, Seller will, at its election, either (i) repair the damaged asset to the condition it was in before the loss occurred or (ii) assign to Buyer all (if any) applicable insurance proceeds (less any deductible, retention or similar amount that Seller is required to pay). If any of the Subject Assets is the subject of any condemnation proceeding pending as of the closing date, Seller will assign to Buyer, without recourse, all of Seller's rights in such proceeding to the extent related to the affected asset.

       6. Miscellaneous. This letter shall be effective on the date Buyer signs this letter and delivers a counterpart hereof to Seller (the "Effective Date"). This letter shall be construed in accordance with, and governed by, the laws of Texas.

       If you are in agreement with the foregoing, please indicate so by signing in the space provided below and returning a copy of this letter to me at the above address.


                                        Very truly yours,

                                        /s/ FRED R. LUMMIS

                                        Fred R. Lummis


ACCEPTED AND AGREED TO:

MAX BOWEN ENTERPRISES


BY: /s/ MAX BOWEN
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        Max Bowen

DATE:
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